                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                       ABT BUILDING PRODUCTS CORPORATION

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share (the "Shares"), of ABT Building Products Corporation, a Delaware corporation, are not immediately available or time will not permit all required documents to reach First Chicago Trust Company of New York (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book- entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    First Chicago Trust Company of New York

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
           BY MAIL:                 BY OVERNIGHT COURIER:                  BY HAND:
 First Chicago Trust Company     First Chicago Trust Company     First Chicago Trust Company
         of New York                     of New York                     of New York
     Tenders & Exchanges             Tenders & Exchanges             Tenders & Exchanges
          Suite 4660                    14 Wall Street            c/o Securities Transfer &
        P.O. Box 2569               8th Floor, Suite 4680          Reporting Services, Inc.
  Jersey City, NJ 07303-2569          New York, NY 10005         100 William Street, Galleria
                                                                      New York, NY 10038
                                 Telecopy: (201) 222-4720 or
                                        (201) 222-4721
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                    To confirm facsimile transmission only:
                                 (201) 222-4707

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

    THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to Striper Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Louisiana-Pacific Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 25, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

-------------------------------------------

  Number of Shares: __________________________________________________________

  Share Certificate Nos. (if available):

  ____________________________________________________________________________
  ____________________________________________________________________________
  If Shares will be delivered by book-entry transfer, check the box:

  / /  The Depository Trust Company
  Account Number _____________________________________________________________
  Dated: _______________________________________________________________, 1999

-------------------------------------------
-------------------------------------------

  Name(s) of Record Holder(s): _______________________________________________

  ____________________________________________________________________________
                              PLEASE TYPE OR PRINT

  Address(es) ________________________________________________________________

  ____________________________________________________________________________
                                                                     ZIP CODE

  Area Code and Telephone Number:

  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________
  ____________________________________________________________________________
                                 SIGNATURES(S)
-----------------------------------------------------

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, an Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby guarantees to deliver to the Depositary at one of its addresses set forth above (i) the certificates representing all tendered Shares, in proper form for transfer, or a Book Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to such Shares, (ii) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with all required signature guarantees, (or, in the case of a book-entry transfer of Shares, an Agent's Message (as defined in Section 3 of the Offer to Purchase)), and (iii) all other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date hereof.

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
Name of Firm:                                                               AUTHORIZED SIGNATURE

Address:                                                                           Name:
                                                                            PLEASE TYPE OR PRINT

                                                          Title:
                        ZIP CODE

Area Code and
  Tel. No.:                                               Dated: , 1999
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    NOTE:  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
           DELIVERY. CERTIFICATES FOR SHARES SHOULD BE DELIVERED ONLY WITH THE LETTER OF TRANSMITTAL.